UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2011

Date of Report

(Date of earliest event reported)

GLOBALWISE INVESTMENTS, INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	87-0613716 (I.R.S. Employer Identification No.)
2157 S. Lincoln Street, Salt Lake City, Utah (Address of principal executive offices)	84106 (Zip Code)
Registrant’s telephone number, including area code: (801) 323-2395

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions.  This report contains these types of statements.  Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future events, operating results or financial performance identify forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors.  In addition other uncertainties could cause actual events to differ materially from those described in the forward-looking statements.

Section 8 – Other Events

Item 8.01 Other Events

The board of directors of Globalwise Investments, Inc. (the “Company”) approved a 4-for-1 forward split of our outstanding common stock in October 2011.  The Company provided customary notification of the forward stock split to the OTC Bulletin Board and upon completion of the review by the Financial Industry Regulatory Authority (“FINRA”) the forward split became effective on December 20, 2011.  The 1,139,999 shares of common stock outstanding on that date forward split to 4,556,000 shares of common stock.  Our transfer agent, Standard Registrar & Transfer Co., Inc., adjusted the record books of the Company to reflect the 4-for-1 forward stock split effective as of December 20, 2011.  New certificates will be issued to shareholders in exchange for old certificates in the ordinary course of business.

On the effective date, a “D” will be placed on the ticker symbol for a period of 20 business days.  After 20 business days, the symbol will revert back to “GWIV.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2011	GLOBALWISE INVESTMENTS, INC. By: /s/ Donald R. Mayer Donald R. Mayer President

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